SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            ------------------------


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                           --------------------------


        Date of Report (Date of earliest event reported): June 27, 2003



                       Upgrade International Corporation.
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             (Exact name of registrant as specified in its charter)


   Washington                        000-27649                     58-2441311
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(State or other               (Commission File Number)           (IRS Employer
jurisdiction of                                                  Identification
 incorporation)                                                         No.)

                                  P.O. Box 2770
                            Blaine, Washington 98231
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          (Address of principal executive offices, including zip code)


                                 (206) 652-3530
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                         (Registrant's telephone number)






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Item 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On June 16, 2003, Upgrade International Corp. (the "Company") received a letter from Grant Thornton LLP ("Grant Thornton"), the independent auditors for the Company, confirming "that Grant Thornton resigned as the Company's independent auditor effective immediately. A copy of such letter, dated June 16, 2003, is filed as Exhibit 16.1 to this Current Report on Form 8-K. The audit committee of the Company's board of directors has not yet engaged successor independent auditors.

The audit reports of Grant Thornton on the Company's financial statements for the years ended September 30, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the opinion issued with the Company's financial statements for the year ended September 30, 2001 included a reference to substantial doubt that existed regarding the Company's ability to continue as a going concern. The Company has not filed financial statements for its fiscal year ended September 30, 2002, as of the date of this report.

In connection with the audits for the years ended September 30, 2001 and 2000 and for the subsequent interim period through June 16, 2003, the date of Grant Thornton's resignation, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused them to make reference thereto in their reports on the financial statements for such years.

In a letter to the Company dated January 7, 2002 relating to Grant Thornton's audit of the Company's financial statements for the fiscal year ending September 30, 2001, Grant Thornton informed the Company of the following matters relating to significant deficiencies in the design or operation of the Company's internal controls that, in Grant Thornton's judgment, could adversely affect the Company's ability to record, process, summarize and report financial data consistent with assertions of the Company's management in the financial statements. Grant Thornton has discussed the subject matter of each of the events described below with the Company's board of directors. The Company has authorized Grant Thornton to respond fully to the inquiries of the Company's successor accountant concerning the subject matter of each of the events described below.

Grant Thornton informed the Company that it does not require its subsidiaries to provide detailed budgets prior to making cash loans to its subsidiaries. For more effective monitoring of subsidiaries activities as well as more effective use of the corporate funds, Grant Thornton recommend that the Company request and approve annual budgets prepared by each of its subsidiaries and, then on a monthly basis, obtain and review budget to actual comparison by expense categories.

During its audit, Grant Thornton noted that in some cases, the Company did not have proper support for transactions with related parties.

In another instance, Grant Thornton noted that the Company did not timely obtain an extension agreement from a third party in connection with the acquisition of an interest in one of such



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party's subsidiaries. The Company continued to make payments under the defaulted agreement, which may result in the Company's inability to recover either the shares acquired or the funds remitted.

During its audit of the Company's financial statements for the fiscal year ending September 30, 2001, Grant Thornton noted that the Company incurred material penalties satisfied by the issuance of the Company's common stock and common stock warrants, as a result of late deliverance of shares requested by holders of some of its notes payable. Under the terms of the underlying notes payable, the Company was to incur penalties for any delays in excess of seven business days past the day such request was submitted to the Company. The delay was partially due to the Company not timely paying its transfer agent.

Grant Thornton informed the Company that it does not monitor on a consistent basis stockholdings by controlling groups, as well as potential dilution of the Company's stock that could result from exercises of currently outstanding options and warrants. The Company tracks the issuances of warrants and options sporadically, generally when requested by the auditors.

Grant Thornton noted that several press releases issued by the Company and its subsidiaries during the year ended September 30, 2001, were published prior to their approval by the Company's Board of Directors.

Grant Thornton noted that the Company and some of its subsidiaries, did not file federal and state corporate income tax returns for the year ended September 30, 2000.

The Company requested that Grant Thornton furnish it with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Item 4, and if not, stating the respects in which they do not agree. A copy of such letter, dated June 18, 2003, has been furnished by Grant Thornton and is filed as Exhibit 16.2 to this Current Report on Form 8-K.

Item 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
              AND EXHIBITS.

(c)      Exhibits.

         16.1 Letter dated June 16, 2003 from Grant Thornton LLP to the Registrant.
         16.2 Letter dated June 19, 2003 from Grant Thornton LLP to the Securities and Exchange Commission.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2003

                                       Upgrade International Corp.


                                       By: /s/ Daniel S. Bland
                                           -----------------------------------
                                           Daniel S. Bland
                                           President and Chief Executive Officer





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